Hercules Incorporated

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-63423 and 333-29225) and Form S-8 (Registration Nos. 33-37279, 33-21668, 33-21667, 33-47664, 33-51178, 33-66136, 33-62314, 33-65352, 333-38795, 333-38797 and 333-68863) of Hercules Incorporated of our report dated March 11, 2004, except as to the restatement described in Note 26 which is as of November 15, 2004, relating to the financial statements and financial statement schedule, which appears in Hercules Incorporated’s Annual Report on Form 10-K/A for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
November 22, 2004

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